                                                                               .
                                                                               .
                                                                               .

                                                                     Exhibit 1


BYLAWS BANCOLOMBIA S.A. ...............................................................................         6

CHAPTER 1..............................................................................................         6

NAME - TYPE - NATIONALITY - DOMICILE - OBJECT -TERM....................................................         6

ARTICLE 1. NAME, TYPE AND NATIONALITY..................................................................         6

      ARTICLE 2. DOMICILE..............................................................................         6

      ARTICLE 3. ......................................................................................         6

      ARTICLE 4. OPENING OF BRANCHES AND AGENCIES......................................................         6

      ARTICLE 5. CORPORATE OBJECT......................................................................         6

      ARTICLE 6. TERM..................................................................................         7

CHAPTER II CAPITAL.....................................................................................         7

      ARTICLE 7. AUTHORIZED CAPITAL STOCK..............................................................         7

      ARTICLE 8. ISSUED AND PAID-UP CAPITAL............................................................         7

      ARTICLE 9. VARIATIONS IN THE CAPITAL.............................................................         7

CHAPTER III............................................................................................         7

STOCK AND STOCKHOLDERS.................................................................................         7

      ARTICLE 10. TYPES OF STOCK.......................................................................         7

      ARTICLE 11. LIMITS TO THE ISSUANCE OF SHARES WITH PREFERENCE DIVIDEND AND WITHOUT RIGHT TO VOTE..         8

      ARTICLE 12. CERTIFICATES.........................................................................         8

      ARTICLE 13. ISSUANCE OF CERTIFICATES.............................................................         8

      ARTICLE 14. STOCK RECORD.........................................................................         8

      ARTICLE 15. DUPLICATES...........................................................................         9

      ARTICLE 16. STOCK TRANSFER.......................................................................         9

      ARTICLE 17. NEGOTIATION OF UNPAID SHARES.........................................................        10

      ARTICLE 18. PENDING DIVIDENDS....................................................................        10

      ARTICLE 19. NON-TRANSFERABLE STOCK...............................................................        10

      ARTICLE 20. SHARES GIVEN AS SECURITY AND USUFRUCT................................................        10

      ARTICLE 21. ATTACHMENT OF SHARES.................................................................        10

      ARTICLE 22. WITHHOLDING OF DIVIDENDS.............................................................        11

      ARTICLE 23. ADHERENCE TO THE BYLAWS..............................................................        11

      ARTICLE 24. TAXES................................................................................        11

CHAPTER IV SUBSCRIPTION OF NEW STOCK...................................................................        11

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
      ARTICLE 25.  ISSUANCE AND REGULATION OF SHARES...................................................        11

      ARTICLE 26. THE PRE- EMPTIVE RIGHT...............................................................        12
            PARAGRAPH:.................................................................................        12

      ARTICLE 27. PLACEMENT WITHOUT PRE-EMPTIVE RIGHT..................................................        12

      ARTICLE 28. PAYMENT OF ISSUED STOCK..............................................................        12

      ARTICLE 29. MINIMUM VALUE OF SHARES AND AUTHORIZATION OF ISSUANCE................................        12

CHAPTER V REPRESENTATION AND POWER OF ATTORNEY.........................................................        13

      ARTICLE 30. POWER OF ATTORNEY....................................................................        13
            PARAGRAPH:.................................................................................        13

      ARTICLE 31. INDIVISIBILITY OF SHARES.............................................................        13

      ARTICLE 32. REPRESENTATION OF ILLIQUID SUCCESSION................................................        13

      ARTICLE 33. EXERCISE OF THE REPRESENTATION.......................................................        13

      ARTICLE 34. LEGAL CAPACITY.......................................................................        14

      ARTICLE 35. INCOMPATIBILITY OF ADMINISTRATORS AND EMPLOYEES......................................        14

CHAPTER VI ARBITRATION CLAUSE..........................................................................        14

      ARTICLE 36. ARBITRATION..........................................................................        14

CHAPTER VII MANAGEMENT AND DUTIES OF DIRECTORS AND OFFICERS............................................        15

      ARTICLE 37. MANAGEMENT BODIES AND DUTIES OF DIRECTORS AND OFFICERS...............................        15

CHAPTER VIII GENERAL STOCKHOLDERS' MEETING.............................................................        16

      ARTICLE 38. COMPOSITION..........................................................................        16

      ARTICLE 39. PRESIDENT OF THE GENERAL STOCKHOLDERS' MEETING.......................................        16

      ARTICLE 40. NOTICE OF MEETING....................................................................        16
            PARAGRAPH:.................................................................................        16

      ARTICLE 41. REGULAR MEETING......................................................................        16
            PARAGRAPH:.................................................................................        17

      ARTICLE 42. SPECIAL MEETINGS.....................................................................        17
            PARAGRAPH:.................................................................................        17

      ARTICLE 43. PLACE OF MEETINGS....................................................................        17

      ARTICLE 44. MEETING WITHOUT NOTICE...............................................................        17

      ARTICLE 45. DELIBERATING QUORUM..................................................................        18
            PARAGRAPH 1................................................................................        18
            PARAGRAPH 2................................................................................        18

      ARTICLE 46. DUTIES OF THE GENERAL MEETING........................................................        18
            PARAGRAPH:.................................................................................        19

      ARTICLE 47. MAJORITY OF VOTES....................................................................        20

      ARTICLE 48. ELECTIONS AND VOTING.................................................................        20

      ARTICLE 49. NUMBER OF DEBATES....................................................................        22

      ARTICLE 50. MINUTES..............................................................................        22

      ARTICLE 51. SHAREHOLDERS PARTICIPATING WITH PREFERENCE DIVIDEND AND WITHOUT RIGHT TO VOTING......        22

CHAPTER IX  THE BOARD OF DIRECTORS.....................................................................        23

      ARTICLE 52. COMPOSITION..........................................................................        23

      ARTICLE 53. CITATION OF ALTERNATES...............................................................        23

      ARTICLE 54. VACANCY..............................................................................        23

      ARTICLE 55. QUALIFICATION AND INAUGURATION OF DIRECTORS..........................................        23

      ARTICLE 56. INCOMPATIBILITY DUE TO KINSHIP.......................................................        23

      ARTICLE 57. TERM OF DIRECTORS....................................................................        24

      ARTICLE 58. OFFICIALS OF THE BOARD OF DIRECTORS..................................................        24

      ARTICLE 59. MEETINGS OF THE BOARD OF DIRECTORS...................................................        24

      ARTICLE 60. ATTENDANCE OF ALTERNATES.............................................................        24

      ARTICLE 61. ATTENDANCE OF BANK OFFICIALS.........................................................        24

      ARTICLE 62. PLACE OF MEETINGS....................................................................        25

      ARTICLE 63. OPERATION OF THE BOARD OF DIRECTORS..................................................        25

      ARTICLE 64. DUTIES OF THE BOARD OF DIRECTORS.....................................................        25

      ARTICLE 65. DELEGATION...........................................................................        28

      ARTICLE 66. PROVISION OF VACANCIES...............................................................        28

CHAPTER X - PRESIDENCY.................................................................................        28

      ARTICLE 67. PRESIDENT OF THE BANK - CAPACITY.....................................................        28

      ARTICLE 68. REPLACEMENT OF THE PRESIDENT.........................................................        28

      ARTICLE 69. HIERARCHICAL SUPERIORITY OF THE PRESIDENT............................................        29

      ARTICLE 70. LEGAL REPRESENTATION.................................................................        29
            PARAGRAPH 1:...............................................................................        29
            PARAGRAPH 2:...............................................................................        29

      ARTICLE 71. DUTIES OF THE PRESIDENT..............................................................        29

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
CHAPTER XI THE GENERAL SECRETARY.......................................................................        31

      ARTICLE 72. APPOINTMENT..........................................................................        31

      ARTICLE 73. FUNCTIONS OF THE SECRETARY...........................................................        31

CHAPTER XII THE FISCAL EXAMINER........................................................................        32

      ARTICLE 74. APPOINTMENT AND ASSUMPTION OF OFFICE.................................................        32

      ARTICLE 75. QUALIFICATION........................................................................        32

      ARTICLE 76. INHABILITIES.........................................................................        32

      ARTICLE 77. INCOMPATIBILITIES....................................................................        32

      ARTICLE 78. FUNCTIONS............................................................................        32

      ARTICLE 79. REMUNERATION.........................................................................        33

CHAPTER XIII BRANCH OFFICES AND AGENCIES...............................................................        33

      ARTICLE 80. OPERATION............................................................................        33

      ARTICLE 81. COORDINATION.........................................................................        33

CHAPTER XIV BALANCES, PROFITS, RESERVE AND DIVIDENDS...................................................        33

      ARTICLE 82. TRIAL BALANCE........................................................................        33

      ARTICLE 83. GENERAL BALANCE SHEET................................................................        33

      ARTICLE 84. LEGAL RESERVE........................................................................        34

      ARTICLE 85. DISTRIBUTION OF PROFITS..............................................................        35

      ARTICLE 86. SHARES WITH PREFERRED DIVIDEND AND WITHOUT RIGHT TO VOTING...........................        35

      ARTICLE 87. DIVIDEND PERIODS.....................................................................        35

      ARTICLE 88. CLAIM OF DIVIDENDS...................................................................        35

      ARTICLE 89. DIVIDENDS STOCK......................................................................        36

      ARTICLE 90. ABSORPTION OF CORPORATE LOSSES.......................................................        36

CHAPTER XV DISSOLUTION AND LIQUIDATION.................................................................        36

      ARTICLE 91. DISSOLUTION..........................................................................        36

      ARTICLE 92. NOTICE OF DISSOLUTION................................................................        37

      ARTICLE 93. LIQUIDATION..........................................................................        37

      ARTICLE 94. APPOINTMENT OF THE LIQUIDATOR........................................................        37

      ARTICLE 95. RULES TO BE FOLLOWED IN THE LIQUIDATION..............................................        37

      ARTICLE 96. DUTIES OF THE LIQUIDATOR.............................................................        38

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
      ARTICLE 97. ADMINISTRATIVE LIQUIDATION...........................................................        39

BYLAWS BANCOLOMBIA S.A.

CHAPTER 1

NAME - TYPE - NATIONALITY - DOMICILE - OBJECT -TERM

ARTICLE 1. NAME, TYPE AND NATIONALITY

Banco Industrial Colombiano S.A., was incorporated under Public Deed No. 388 of First Notary's Office of Medellin, on January 24, 1945, hereinafter referred to as BANCOLOMBIA S.A. ; its commercial activities, products and services, will be called with the commercial name of BANCOLOMBIA. Besides, it may also be called Banco de Colombia S.A. BANCOLOMBIA S.A., is a Colombian stock commercial company of limited liability.

ARTICLE 2. DOMICILE

The main corporate domicile of the Bank is the City of Medellin in the State of Antioquia, Republic of Colombia, where it also has its main headquarters and operations.

ARTICLE 3.

The domicile may not be changed without prior resolution of the General Stockholders' Meeting and authorization from the Superintendencia Bancaria (Superintendency of Banking).

ARTICLE 4. OPENING OF BRANCHES AND AGENCIES

With authorization from the Superintendencia Bancaria (Superintendency of Banking), the Board of Directors may order the opening of branches and agencies of the Bank, within or out of the country, subject to the statutory regulations and in compliance with the requirements established by the law.

ARTICLE 5. CORPORATE OBJECT

The Bank's Corporate Object consists of all the banking operations, business, acts and services, performed through the banking establishment bearing its name and subject to the applicable legal provisions.

In the implementation of its corporate object and subject to the restrictions and limitations imposed by the law, the corporation may develop all the activities authorized to such kind of establishments and perform the investments which it is allowed to perform.

In the Bank's corporate object are included such acts which are directly related with it and those whose purpose is to exercise the rights and fulfill the obligations, legally or conventionally derived from the existence and activity of the corporation.

The corporation may also participate in the capital of other corporations, when it is authorized by law, within the terms, and with the requirements, limits or conditions established by such law.

ARTICLE 6. TERM

Originally, the corporation was established for a fifty (50)-year term, starting on December 9, 1944, when the Superintendencia Bancaria (Superintendency of Banking) approved the Corporation Charter, such term was extended for other fifty years, that is, until the year 2,044.

CHAPTER II CAPITAL

ARTICLE 7. AUTHORIZED CAPITAL STOCK

The authorized capital stock of Bancolombia S.A. is three hundred thirty five thousand million Colombian Pesos (Ps335.000'000.000), divided into six hundred seventy million (670.000.000) shares of a par value of five hundred pesos (Ps500.oo) each.

ARTICLE 8. ISSUED AND PAID-UP CAPITAL

The issued and paid up capital of Bancolombia S.A. shall be established and fixed according to the law, these Bylaws, and in particular the provisions established to regulate financial institutions. Any change to the issued and paid up capital stock, shall be certified by the Auditor, subject to the applicable legal provisions, and shall be registered with the Chamber of Commerce.

ARTICLE 9. VARIATIONS IN THE CAPITAL

The authorized capital stock may be modified only by the General Stockholders' Meeting subject to the requirements established in the law, by virtue of the respective statutory amendment, approved and duly executed.

CHAPTER III
STOCK AND STOCKHOLDERS

ARTICLE 10. TYPES OF STOCK

The stock of the Corporation are personal and capital stock and they may be common, privileged shares or with preferred dividend and without right to vote.

The shares may trade as certificated or uncertificated, as established by the Board of Directors at the time of the issuance. Uncertified shares must circulate according to the ruling of operation of the Central Security Depository.

Subject to Article 7 of the bylaws, all the shares to be issued shall have equal par value.

ARTICLE 11. LIMITS TO THE ISSUANCE OF SHARES WITH PREFERENCE DIVIDEND AND WITHOUT RIGHT TO VOTE

According to the law, stock with preference dividend and without the right to vote may not represent more than fifty (50%) of the issued capital. When approving the issuance of stock with preference dividend and without right to vote, no part of the capital stock may be represented by preferred shares, according to the law.

ARTICLE 12. CERTIFICATES

For certificated shares, certificates will be issued in numerated and consecutive series, signed by the legal representative and the secretary, and will contain instructions established by law, according to the text and under de formalities determined by the Board of Directors.

For uncertificated shares, it will be sufficient for its holder to excercise its rights, with the entry on the account and the registration in the company<180>s Stock Record, which will be established through record issued by the Central Security Depository.

ARTICLE 13. ISSUANCE OF CERTIFICATES

When shares circulate certified, the Bank shall issue to each shareholder a certificate for all the shares in his possession, unless he asks for the issuance of certificates for a partial number of shares.

The Bank will not issue certificates for fractions of shares.

While shares are not fully paid up, only provisional certificates shall be issued to shareholders.

ARTICLE 14. STOCK RECORD

The Corporation shall keep a Stock Record in the manner prescribed by the law, where each stockholder's name, nationality, domicile and identification number shall be recorded.

Both the provisional and the definitive certificates as well as alienation or transfer of shares, attachments and legal lawsuits related to them and other liens or limitations of ownership, shall be recorded in the Stock Record.

The Bank shall recognize the capacity of shareholder or Security holder's right to shares only to the person whose name appears recorded on such stock record. Therefore, no alienation or transfer of shares, lien or limitation, attachment or adjudication shall produce effects regarding the Bank or third parties but by virtue of the registration in the stock record, and such register shall not be denied by the Bank but by order of competent authority, or when dealing with shares whose negotiation requires the fulfillment of certain requirements not yet accomplished.

ARTICLE 15. DUPLICATES

For shares that trade certified, the Bank shall issue duplicates of the certificates to the shareholders registered in the Stock Record only in the cases and subject to the provisions set forth below:

a) In case of theft or loss, issuance of duplicate shall be authorized by the Board of Directors. In case of theft, this shall be evidenced before the Board of Directors, and in any event, authentic duly notice of theft is denunciation shall be filed with the Board of Directors. In case of loss, the guarantee demanded by the Board of Directors shall be granted; if the lost certificate appears, its owner shall return its duplicate.

b) In case of deterioration, issuance of duplicate shall be authorized by the Secretary, upon submission of the original certificates by the shareholders for their write off.

ARTICLE 16. STOCK TRANSFER

Stock can be transferred subject to the law, save the cases legally excepted. In case of transfer, register in the Stock Record shall be made by virtue of written order given by the transferor, either by endorsing the respective certificate, or through a "transfer letter" signed by himself. The transferor shall indicate in the endorsement or in the letter the name of the transferee, his domicile, nationality and identification. In the case of forced sales and in the cases of judicial sale or liquidation of corporation, the register shall be performed upon submission of the original or authentic copy of the relevant documents containing the order or communication of he who shall legally perform it.

To perform the new register and to issue the new certificate, the Bank shall previously cancel the certificates issued on behalf of the transferor or previous owner.

If case shares are uncertified, the transference shall be legalized by entry into the record by the Central Security Depository.

PARAGRAPH:

The Bank does not assume any responsibility by reason of facts or circumstances that might affect the validity of the contract between the transferor and the transferee of shares, and to accept or reject transfers it shall take into account only the compliance with the external formalities of the assignment.

ARTICLE 17. NEGOTIATION OF UNPAID SHARES

Shares not paid up may be negotiated in the same manner as paid-up shares, but both assignor and assignee shall be solidaryly responsible for the unpaid amount.

ARTICLE 18. PENDING DIVIDENDS

When in the letter of transfer of shares or in the respective order the contrary is not explicitly stated, pending dividends shall belong to the buyer of the shares from the date of the letter or the order of transfer.

ARTICLE 19. NON-TRANSFERABLE STOCK

No stock whose register has been cancelled or prevented by order of competent authority can be alienated.

To transfer stock whose ownership is under litigation, authorization from the respective judge is needed; as to attached shares, authorization from the plaintiff is also needed.

ARTICLE 20. SHARES GIVEN AS SECURITY AND USUFRUCT

Shares levied with securities may not be alienated without consent of the creditor. The security on shares does not give the creditor the rights inherent to the capacity of shareholder but with authorization of explicit agreement. The writing or document containing the corresponding agreement shall be sufficient to exercise the rights conferred on the creditor before the Bank.

The security shall be legalized through registration in the stock record.

Save explicit stipulation to the contrary, the usufruct shall confer all the rights inherent to the capacity of shareholder excepting the right to alienate or encumber them and their reimbursement after liquidation. For the exercise of rights reserved by the owner, the presentation of the writing or document where such reserves are made is sufficient.

In case shares cirulate uncertified, these transactions shall be legalized by entry into the account by the Central Security Deposit.

ARTICLE 21. ATTACHMENT OF SHARES

The attachment of shares shall be carried out with the registration in the stock record with written order from the competent official. The attachment covers the corresponding dividend and can be restricted only to this. In this last event, the attachment shall be carried out through order of the judge to perform the attachment and to place the respective amounts at his disposal.

ARTICLE 22. WITHHOLDING OF DIVIDENDS

Whenever there is litigation over shares and withholding of their dividends is ordered, the Bank shall keep these in deposit on hand, without interests, until the official ordering the withholding notifies to whom they shall be handed in.

ARTICLE 23. ADHERENCE TO THE BYLAWS

It is understood that any one acquiring shares of the Bank, either through the subscription agreement or by transfer, or any other way, shall be subject to these bylaws.

ARTICLE 24. TAXES

Taxes levied on the issuance and transfer of stock certificates are to be charged to the stockholders.

CHAPTER IV SUBSCRIPTION OF NEW STOCK

ARTICLE 25. ISSUANCE AND REGULATION OF SHARES

The shares currently on reserve, and those subsequently created by the General Shareholders' meeting, shall be issued on the times and according to the basis determined by the competent corporate body.

It is a duty of the Board of Directors, to order the issuance of common stock, and to publish the respective regulation of the issue of shares, subject to the applicable legal and statutory provisions.

The issuance of shares with preferential dividends and without right to voting, shall be ordered by the General Shareholders Meeting, and its regulation may be delegated to the Board of Directors.

If shares with preferential dividend and without right to voting are issued, the issuance regulation may indicate if they can be converted into common stock, the term for such conversion and if it is optional or compulsory.

In a similar way, when as a consequence of changes in the Bank structure, the type of shares with preferential dividend and without right to voting disappear, such shares shall be converted in common shares.

In the event that shares with preferential dividends and without right to voting are converted into common shares, each share of the first kind, shall be entitled to one share of the second kind.

ARTICLE 26. THE PRE- EMPTIVE RIGHT

In the regulation of subscription of shares, the pre-emptive right in favor of stockholders' shall be regulated, indicating the proportion and manner such stockholders will be able to subscribe the new issued shares. The term for the exercise of this right shall also be stated in the regulation and it shall not be less than fifteen (15) business days after the date when the Bank transmits the offer to the stockholders in the manner provided for in these bylaws to call the General Stockholders' Meeting.

The right to subscription of shares is negotiable since the date of the notice of the offer, through written document indicating the name of the assignee or assignees.

In the event there are stockholders with preference dividend and without right to voting, to safeguard the pre-emptive right of these shareholders, the legal and statutory provisions on the matter shall be observed.

PARAGRAPH:

The Board of Directors in the same resolution about placement of stock, may authorize the Presidency to sell, through direct negotiation with third parties, or outside the stock market, the remaining stock of the issuance, once the time for the exercise of the pre-emptive right has elapsed.

ARTICLE 27. PLACEMENT WITHOUT PRE-EMPTIVE RIGHT

The General Stockholders' Meeting through favorable voting of at least seventy per cent (70%) of the stock represented at the meeting may dispose that a certain issuance of stock be placed without subjection to the pre-emptive in favor of the shareholders.

ARTICLE 28. PAYMENT OF ISSUED STOCK

The issued stock shall be paid in cash in the manner indicated in the regulation. When this provides cancellation by installments, not less than a half shall be paid at the moment of subscription, and the balance in a maximum term of one year.

ARTICLE 29. MINIMUM VALUE OF SHARES AND AUTHORIZATION OF ISSUANCE

The Bank may not issue shares for a price lower than their par value, and to be able to perform the subscription of the issued shares, approval of the respective regulation shall be obtained from the Superintendencia Bancaria.

CHAPTER V REPRESENTATION AND POWER OF ATTORNEY

ARTICLE 30. POWER OF ATTORNEY

Shareholders may be represented before the Bank to deliberate and vote at the General Shareholders' Meeting, to claim dividends and for any other purpose through a written power of attorney, according to the Law.

PARAGRAPH:

When the power of attorney is granted to represent shares at a certain meeting of the General Shareholders' Meeting, it is understood, except if the grantor of power has expressed otherwise, that such power of attorney is sufficient to exercise such a representation at successive meetings that are a consequence or prolongation of the first meeting, whether due to initial absence of quorum, or adjournment of deliberations.

ARTICLE 31. INDIVISIBILITY OF SHARES

Shares are indivisible, and therefore, when due to any legal or conventional cause, a share belongs to several people, these shall appoint a single and common representative to exercise the rights corresponding to the capacity of shareholder. In the absence of agreement, any interested party may request the judge with jurisdiction on the corporate domicile, the appointment of a representative of such shares.

ARTICLE 32. REPRESENTATION OF ILLIQUID SUCCESSION

When an illiquid succession own Bank's stock, the executor with tenancy of property shall exercise the stockholders' rights. If there are several executors, they shall appoint a single representative, unless one of them would have been authorized by the judge to such effect. In the absence of executor, the representation shall be exercised by the person elected by a majority of votes of the successors recognized in the proceeding.

ARTICLE 33. EXERCISE OF THE REPRESENTATION

The Bank shall only recognize one representative per shareholder, whether this is a natural or legal person, a community or a corporation.

At the meetings of the General Stockholders' Meeting, the representation and the right to voting are indivisible, that is, the representative or proxy is not allowed to fraction the vote of his principal or donor, which means that he may not vote with a group of represented shares, in one sense or for certain persons, and with another or other shares to the contrary or for other people. This indivisibility is not opposed, nevertheless, to the fact that the representative or proxy of several natural or legal persons, or several individuals or collectivities, may vote in each case adhering separately to the instructions given by each person or group represented or principal, but without dividing, in any event, the votes corresponding to the same person.

ARTICLE 34. LEGAL CAPACITY

The fact that a person is registered in the stock record does not entitle him to exercise his shareholder's rights, if he lacks legal capacity. In such case, those rights shall be exercised by his legal representative.

ARTICLE 35. INCOMPATIBILITY OF ADMINISTRATORS AND EMPLOYEES

While they hold their positions, the administrators and employees of the Bank may neither have power to represent other people's shares at the meetings of the General Meeting of Shareholders, nor substitute the powers conferred on them. This prohibition does not include the case of legal representation.

They may neither vote, even with their own shares, the decision whose object is the approval of the end-of-term balances and accounts, nor those of the liquidation.

CHAPTER VI ARBITRATION CLAUSE

ARTICLE 36. ARBITRATION

Disputes arising between the shareholders and the Bank, or among the shareholders, in their capacity as shareholders, for so long as the Bank shall exist, through the time of its dissolution and during the period of its liquidation, shall be submitted to the binding decision of an Arbitral Court in the city of Bogota, Colombia, which shall be composed of three (3) Colombian citizens who are attorneys, in accordance with law.

The appointment of the arbiters shall be made by common agreement between the parties, within ten working days, counted from the day that the notice of a dispute is presented by one party to the other. If there is no agreement on the identity of the arbiters, such appointment shall be made by the Bogota Chamber of Commerce Center for Mediation and Arbitration by selecting from a list of ten names that has been jointly submitted by the parties during ten working days following the initiation of the period previously mentioned. In the total absence of agreement, the Chamber shall make the designation in accordance of its regulations. "Party" shall be understood to mean the person or group of persons who hold the same claim.

The Court shall act in accordance with the rules of the Bogota Chamber of Commerce Center for Mediation and Arbitration, and with respect to any matters not covered by this article and those rules, the arbitration process shall follow the pertinent legal norms.

CHAPTER VII MANAGEMENT AND DUTIES OF DIRECTORS AND OFFICERS

ARTICLE 37. MANAGEMENT BODIES AND DUTIES OF DIRECTORS AND OFFICERS

Management Bodies: The company has the following management bodies:

         1.       General Shareholders Assembly

         2.       The Board of Directors

         3.       Presidency

Each of these bodies shall perform the functions and duties determined by these by-laws, in accordance with the special provisions expressed herein and all laws and regulations.

Duties of Directors and Officers: The directors and officers of the Bank have to act in good faith, with loyalty and the diligence of good businessmen. Their actions shall be carried out in the interest of the company, keeping in mind the interests of its associates.

In fulfilling their function, the directors and officers must, in addition to complying with the obligations established by law:

Make efforts leading to the proper development of the company purpose.

Oversee strict compliance with legal or by-law provisions.

Oversee proper fulfillment of the audit functions.

Guard and protect the commercial and industrial reserve of the company.

Abstain from using privileged information inappropriately.

Treat all shareholders fairly and respect the exercise of their inspection rights.

Abstain from participating, themselves or through intermediaries, in their own or in the interest of a third party, in activities that may result in competition with the company or conflict-of-interest transactions, unless the General Shareholders Assembly has granted express authorization.

In these cases, the directors and officers shall provide all relevant information for decision-making to the corresponding corporate body. The vote of the officer or director shall be excluded from the respective decision, if he or she is a shareholder. In any case, the General Shareholders Assembly can grant authorization only when the act does not impair the company's interests.

CHAPTER VIII GENERAL STOCKHOLDERS' MEETING

ARTICLE 38. COMPOSITION

The General Stockholders' Meeting shall consist of the stockholders registered in the stock record, in person or through legal representative or attorneys authorized with power of attorney conferred in writing, met with the quorum and the conditions set forth in these bylaws.

ARTICLE 39. PRESIDENT OF THE GENERAL STOCKHOLDERS' MEETING

The General Stockholders' Meeting shall be chaired by the President of the Bank; in his absence, by the principal members of the Board of Directors, according to their order; in the absence of these, by the alternates of the Board, also according to their order of precedence, and in the absence of all of the above, by the person appointed by the General Meeting among the participants at the meeting. by majority of the votes corresponding to the shares represented therein. The Secretary of the Bank shall act as Secretary of the General Meeting, and in his absence, the person appointed by the President of such meeting.

ARTICLE 40. NOTICE OF MEETING

The notice of meetings both regular and special of the General Stockholders' Meeting, shall be transmitted by notice published at least on one daily newspaper of wide circulation in the city domicile of the Bank.

The notice of meetings where end-of-term balances are to be examined shall be made at least fifteen (15) business days before the date appointed for the meeting; in the other cases, such notice shall be made five (5) calendar days in advance. To compute these days, neither the day of the notice nor the day of the meeting shall be counted.

The notice for special meetings shall be accompanied with the corresponding agenda.

PARAGRAPH:

When it is intended to discuss the increase of the authorized capital or the decrease of the issued capital, this point shall be included in the Agenda and in the Notice of Meeting.

For this proposal, the Directors shall prepare a report on the motives of such proposal, which will remain at the disposal of the shareholders during the term of the Notice of Meeting.

ARTICLE 41. REGULAR MEETING

The General Shareholders' Meeting shall be held every year, no later than the thirty-first of March, for the purpose of assessing the situation of the Bank, designating and electing directors and other officers, reviewing reports, accounts and balance sheets of the preceding fiscal year, deciding on the distribution of profits and agreeing on all measures deemed necessary to ensure achieving the company's objective. The date of the meeting shall be established by the Board of Directors, and such meeting shall be called by the President of the Bank. If not so called, the Meeting shall automatically take place on the first business day of April, at 10:00 am, at the Bank's principal executive offices, where the shareholders will meet and make decisions with a majority vote of the amount of represented shares at the General Shareholders Meeting.

PARAGRAPH:

The shareholders may examine the balance sheets, the account books, the receipts, the report of the management supporting the increase of authorized capital or the decrease of the subscribed capital as the case may be, and other company documents, as such term is defined under the law.

ARTICLE 42. SPECIAL MEETINGS

The special meetings shall be held when required by the unforeseen and urgent needs of the Bank, upon notice of meeting made by the Board of Directors, the President, or the Auditor, whether at their own option, or upon request of a plural number of shareholders representing at least twenty per cent (20%) of the issued stock. In these meetings the General Assembly is not allowed to deal with issues different from those stated in the Agenda published in the call, unless it is so decided by the number of shareholders required by law, and after the Agenda has been finished.

The shareholders' request shall be submitted in writing and clearly indicate the object of the call.

PARAGRAPH:

The Superintendencia Bancaria (Superintendency of Banking) may either order the notice of meeting to the General Stockholders' Meeting or to special meetings, or it may make such notice by it, in the cases provided by the law.

ARTICLE 43. PLACE OF MEETINGS

Except in the cases where all the issued stock is represented, the General Stockholders' Meeting shall be held at the Bank's main domicile, on the date, time and place indicated in the notice of meeting.

ARTICLE 44. MEETING WITHOUT NOTICE

The General Shareholders Meeting, may convene at any place, deliberate and decide validly, without previous notice of call when all the issued shares are represented.

Similarly, meetings for which the presence of the shareholders is not required, may take place according to the conditions authorized by the Law.

ARTICLE 45. DELIBERATING QUORUM

There is deliberating quorum both at the regular and the special meetings with a plural number of shareholders representing, at least, fifty-one per cent (51%) of the issued stock.

If due to lack of quorum the meeting is not held, a new meeting shall be called which may validly deliberate and make decisions with any plural number of people, no matter the number of shares represented thereat.

The new meeting shall neither take place before ten (10) days, nor after thirty
(30) days, both ends of business days computed from the date of the adjourned meeting.

PARAGRAPH 1

Issues requiring, pursuant to the law or these bylaws, voting of a special majority of the issued stock, may only be discussed and passed if the number of shares required in each case is present.

PARAGRAPH 2

Issued stock reacquired by the corporation shall not be computed, in any event, to constitute a quorum.

ARTICLE 46. DUTIES OF THE GENERAL MEETING

The General Shareholders Meeting will have authority to, subject to law:

1. Elect, for two (2) year terms, the Auditor of the Corporation and his Alternate, and assign their fees and remove them at its discretion.

2.       Elect, for two (2) year terms, the Board of Directors, composed of five
         (5) principal Directors and five (5) personal alternates, and assign their fees and remove then at its discretion.

3. Examine, approve, disapprove, modify and finalize the general balance sheets at the end of the fiscal year and the financial statements that shall be rendered by the Board of Directors and the President at the end of each fiscal year, or when requested by the Meeting.

4. Appoint, from its members, a plural committee to study the accounts, inventories and balances when these are not approved, and report the results to the General Stockholders' Meeting when they required it.

5. Order the distribution of profits, providing for reserves and dividends.

6. Order the merger of the corporation, its division by subdividing its enterprise and equity, absorption of another financing institution where the corporation has acquired all the outstanding stock, conversion, and assignment of assets, liabilities and contracts or a portion thereof over twenty-five per cent (25%) of the total.

7.       Amend the Corporate bylaws.

8. Order the dissolution of the corporation before the expiration of its term and organize its liquidation.

9. Regulate that a certain issuance of shares be placed without being subject to the pre-emptive right.

10. Issue preferred shares, regulate their placement, determine the nature and extension of privileges, decrease or increase such privileges, subject to the legal and statutory provisions.

11. Order the issuance of preference shares, which regulation can be delegated into the Board of Directors.

12. Order the appropriate legal actions against administrators, officials or Auditor.

13. Delegate to the Board of Directors or to the President, when it deems it practical and for specific instances, any or some of its functions, provided they are not explicitly reserved or whose delegation is forbidden by the law.

14. Adopt, generally, all the measures required by the performance of the bylaws and the common interest of shareholders.

15. Desginate for periods of two (2) years, the Client Defender and his alternate, establish its remuneration ant the budget for its activity, as web as dimiss them freely.

16. Excercise every other functions thar al established by law or bu the company's by-laws and in general, which are not assigned to other body.

PARAGRAPH:

The General Stockholders' Meeting shall exercise its functions under the supervision and authorization of the Superintendencia Bancaria, when legally required. The Bank shall communicate to such Superintendencia the date, time and place of each meeting of the General Stockholders' Meeting.

ARTICLE 47. MAJORITY OF VOTES

In general, the decisions of the General Stockholders' Meeting shall be adopted by a majority of the votes corresponding to the shares represented at the meeting, taking into account that each share gives right to one vote. The following decisions are excepted from this rule:

1. The issuance of shares that do not imply the preference right, which will require the favorable vote of seventy per cent (70%) of the shares represented at the meeting.

2. The distribution of profits shall be approved by the Meeting with favorable vote of a plural number of shareholders representing at least seventy eight per cent (78%) of the shares represented at the Meeting.

When the majority provided in the foregoing paragraph is not obtained, at least fifty per cent (50%) of the net profits, or from the balance thereof, shall be distributed, if losses from previous fiscal periods had to be cancelled. But if the amount of the reserves exceeds one hundred per cent (100%) the subscribed capital, the previous percentage will be raised to seventy per cent (70%).

3. When the payment of a dividend is to be paid with issued shares, a favorable vote of eighty per cent (80%) of the common shares represented, and eighty per cent (80%) of the preference shares subscribed shall be required.

4. In the event, that changes that would impair the conditions or rights established for the preference shares are to be approved, or when the conversion of such shares into common shares is to be voted, a favorable vote of seventy per cent (70%) of the common shares and of the subscribed preference shares, shall be required.

5. Those decisions, that according to the Law or by provision of these Bylaws, require a special majority.

ARTICLE 48. ELECTIONS AND VOTING

At the elections and voting performed at the General Stockholders' Meeting, the following rules shall be observed:

1. Elections may be in writing and private or by voice and public, but not secret.

2. The General Stockholders' Meeting is not allowed to make appointments by acclamation.

3. The election of the Auditor and his alternate shall be made with an absolute majority of the shares represented and it may be made simultaneously with the appointment of the members of the Board of Directors, but in any event, by applying the system of the majority of the shares represented at the meeting.

4. In the election of the members of the Board of Directors or of any collegiate committee, the electoral quotient system shall be applied. This is obtained by dividing the total number of votes validly cast by the number of people to be elected. The scrutiny shall begin from the list that obtained the largest number of votes and shall continue downward. From each list as many names shall be declared elected as many times the electoral quotient fits in the number of votes cast for the same person, and if there are still places to be filled these shall correspond to the highest residue, counting them in the same descending order; blank votes shall be computed only to establish the electoral quotient. If while verifying the scrutiny it is found that somebody appearing on a list has already been elected because he appeared on a previous list, then the person occupying the following position shall be elected.

5. In the event that the residue are tied at the election held subject to the previous rule, the tie shall be resolved by drawing lots.

6. When the name of a candidate is repeated one or more times on the same list, the votes on that list in his favor shall be computed only once, but if the repetition is caused because he appears as principal and as alternate at the same time, the inclusion of his name as alternate shall be discarded.

7. If a list contains more names than those it shall have, the first shall be computed until arriving at the desired number. If the number of names is lower, all the names on the list shall be counted.

8. When the General Stockholders' Meeting declares the members of the Board of Directors, principal and alternate, duly elected, it shall enumerate both, following the order in which they were placed and became elected on the only list or on the several lists that according to the number of votes would have been able to elect their candidates. It shall resolve, then on this basis, which are the principal directors or advisors, first, second, third, fourth and fifth, and which are their personal alternates.

9. The members of the Board of Directors may not be replaced with partial elections, without electing the whole Board, through the electoral quotient system, unless vacancies are filled unanimously.

10.      The corporation cannot vote its own stock.

ARTICLE 49. NUMBER OF DEBATES

All the acts of the General Stockholders' Meeting, amendment of the bylaws included, shall require a single debate, at one regular or special meeting.

ARTICLE 50. MINUTES

The procedures of the General Stockholders' Meeting shall be recorded in the Minutes Record, which shall be registered at the Chamber of Commerce of the main domicile.

The Minutes Record, shall be signed by the President of the General Meeting and by the Secretary or ad-hoc Secretary, and in the absence of this one, by the Auditor, and they shall be approved by a committee composed of two persons elected by the General Stockholders' Meeting at the same meeting. The minutes shall contain the details and other particulars required by the legal provisions.

The resolutions of the General Shareholders Meeting regarding amendment of the bylaws and about dissolution of the corporation before the termination of its term shall be legalized by public deed executed by the President and the Secretary of the Bank.

ARTICLE 51. SHAREHOLDERS PARTICIPATING WITH PREFERENCE DIVIDEND AND WITHOUT RIGHT TO VOTING

Shares with preference dividend do not grant their holders right to participate at the General Stockholders' Meeting and to voting except in the following cases:

1. In the event that changes that may impair the conditions or rights fixed for such shares and when the conversion of such shares into common shares are to be approved. In this event, such change shall have the approval of the majority established under No. 4 Article 47 of these Bylaws.

2. When voting the advance dissolution, merger, transformation of the corporation or change of its corporate object.

3. When the preference dividend has not been fully paid during two consecutive annual terms. In this event, holders of such shares shall retain their right to voting until the corresponding accrued dividends have been paid up to them.

4. When the General Shareholders' Meeting orders the payment of dividends with issued shares. In this event, the decision shall be approved by the majority set forth under No. 3, Article 47 of these Bylaws.

5. If at the end of a fiscal period, the Bank does not produce sufficient profits to cancel the minimum dividend, and the Superintendency of Banking by its own decision, or upon petition of holders of preference shares representing at least ten per cent (10%) of these shares, provides that benefits that decrease the profits to be distributed, had been concealed or misled, it may determine that the holders of these shares participate with right to speaking and voting at General Shareholders' Meeting, according to the provisions of the Law.

6. When the register of shares at the Stock Exchange or at the National Register of Securities is suspended. In this event, the right to voting shall be maintained until the irregularities that determined such cancellation or suspension disappear.

In these events, shares with preference dividend confer the right to voting under the same conditions of ordinary shares.

CHAPTER IX  THE BOARD OF DIRECTORS

ARTICLE 52. COMPOSITION

The Board of Directors is composed of five principal Directors, with the character of first, second, third, fourth, and fifth, according to their order of election.

For each principal director, a personal alternate shall be elected.

ARTICLE 53. CITATION OF ALTERNATES

The principal directors shall be replaced in their absolute, temporary or accidental absences by their respective personal alternates.

When a principal director informs the Bank that he will stop attending the meetings for a continuous period exceeding a month, his alternate shall be called to take his place.

ARTICLE 54. VACANCY

The absence of a principal director for a period of more than three months, shall produce vacancy of his post, and in his place, his alternate shall hold his position for the remaining of the period for which he was elected.

ARTICLE 55. QUALIFICATION AND INAUGURATION OF DIRECTORS

Any Director, before taking office, shall await until the Superintendencia Bancaria qualifies him, authorizes his inauguration and he takes an oath pursuant to the provisions of the law.

ARTICLE 56. INCOMPATIBILITY DUE TO KINSHIP

The Board of Directors may not be composed of any majority of people linked by marriage or kinship with the third degree of consanguinity, or second of affinity, or first civil; should the Board be elected breaching this article, it cannot act, and the previous Board shall continue in the exercise of its functions, and it will therewith call the General Stockholders' Meeting to new elections. Any decisions made by the Board composed of a majority breaching the provisions of this rule are nor valid.

ARTICLE 57. TERM OF DIRECTORS

The Directors shall be elected for two (2) year periods, but they shall remain in their positions until their successors are elected and qualified, save when they have been removed or declared incompetent before.

The directors may be re-elected, and removed at the discretion of the General Stockholders' Meeting even before the termination of their term.

ARTICLE 58. OFFICIALS OF THE BOARD OF DIRECTORS

Within fifteen (15) days after the General Stockholders' Meeting has taken place, the directors elected thereat, after being duly qualified, shall hold a meeting where they shall elect a President and a Vice-President from its members, positions which may rotate among the members of the Board in the manner determined by the same Board, and it shall also appoint the other employees that according to the bylaws shall be elected each year.

ARTICLE 59. MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors shall meet at least once a month on the day and time determined by itself, and it shall meet any time it is called by itself, the President of the Bank, the Auditor, or by two of its principal Directors.

The notice to special meetings shall be communicated at least one day in advance, but if all the members, either principals or alternates, are present at a meeting, they can deliberate at any time and place, and make decisions without previous notice.

Likewise, meetings for which the presence of the shareholders is not required may be held according to the provisions of the Law.

ARTICLE 60. ATTENDANCE OF ALTERNATES

The Directors' Alternates may be called to the deliberation of the Board even when they do not have to concur, when this is required, at the discretion of the Board, by the importance of the issues to be dealt with. In this event, the alternates shall have the right to speaking but not to voting at the deliberations and they shall be paid as much as the principal Directors.

ARTICLE 61.  ATTENDANCE OF BANK OFFICIALS

The President of the Bank shall attend the meetings of the Board with authority to speak but without right to voting. The Auditor may attend under the same conditions.

In addition to these, other officials of the Bank may attend, but none of them will earn special remuneration for this attendance.

ARTICLE 62. PLACE OF MEETINGS

The meeting of the Board of Directors shall be held at the corporate domicile or at any place, that for special cases, agree the Board.

ARTICLE 63. OPERATION OF THE BOARD OF DIRECTORS

The operation of the Board of Directors shall be governed by the following rules:

1.       Podra sesionar validamente sin presencia del Presidente, el Secretario
         o demas uncionarios de la administracion del Banco.

2.       It shall deliberate with a minimum of three (3) members.

3.       Its decisions shall be adopted with favorable vote of at least three
         (3) directors, except when the law requires a higher number of votes.

4. In the event of a tie in voting proposals or resolutions, these are deemed denied. If the tie occurs when making an appointment, the voting shall be repeated, and if there is still a tie, such appointment shall be considered suspended.

5. The issues dealt with at all the meetings shall be recorded in chronological order in a minutes record which shall be registered at the Chamber of Commerce of the corporate domicile; the minutes shall contain the date and time of the meetings, the names of the attendants; the issues dealt with, the decisions made and the number of pro, con, or blank votes; the written statements left by the participants; the appointments made and the date and time of closing.

6. The minutes shall be signed by the President or Vice President and by the Secretary of the meeting.

ARTICLE 64. DUTIES OF THE BOARD OF DIRECTORS

The Board of Directors has sufficient authority to order the execution or entering into of any act or contract within the object of the company, and to adopt the necessary decisions so that the Bank may accomplish its purpose, and in particular, shall have the following duties:

1.       Establish the goals and design the general policies of the Bank.

2. Create and abolish, subject to the legal provisions, the branches and agencies it considers necessary.

3.       Create the vice-presidencies and other divisions it deems practical.

4.       Fix the schedule of salaries and extralegal benefit payments.

5. Appoint the President of the Bank and his alternate, the vice-presidents, the Regional Managers, the Auditor, and all other officials directly subordinated to the President, assign their remuneration and functions or duties, and remove them at its discretion.

6. Determine the President's alternates in his temporary or accidental absences.

7. Authorize the establishment of affiliates and subsidiaries, subject to the legal provisions, and transfer, subscribe or alienate shares, "quotas" or right in such affiliates or subsidiaries or in other corporations or enterprises, subject to the provisions of Article 5 of these bylaws.

8. Order the issuance and regulate the subscription of common shares maintained on reserve, and regulate the issuance of shares with preferential dividend and without right to voting, when delegated by the General Shareholders' Meeting.

9. Fix the date for the regular meeting of the General Stockholders' Meeting, within the time stipulated by these bylaws, and call it to special meetings when it is so required by the unforeseen or urgent needs of the Company, or when it is asked by shareholders representing not less than twenty per cent (20%) of the issued stock. In this last event, the call shall be made within the fifteen (15) business days following its written request.

10. Authorize the end-of-term Balance Sheet, the management report and the project about the distribution of profits or cancellation of losses that the Board shall present to the General Stockholders' Meeting at the regular meetings.

11. To submit, together with the President of the Bank, to the General Shareholders Meeting, for its approval or disapproval, the General Balance Sheet as of the thirty-first (31) of December of the immediately preceding year, together with a detailed income statement, the proposed distribution of profits, the President's written annual report on the Bank's business year, the Board's report about the economic and financial situation of the Bank, each with the pertinent accounting and statistical data and further particulars required by law.

12. Determine the investment to be given to the appropriations that, with the character of special funds or of the investment reserve, has ordered the General Stockholders' Meeting, and establish or modify the policies for transitory investment of moneys not immediately necessary for the development of the business of the Bank.

13. Regulate the placement of bonds on the basis that according to the law, may determine the meeting.

14. By explicit delegation from the General Stockholders' Meeting, order donations in favor of welfare, education, or civic services for the benefit of the Bank employees.

15. Determine the levels of suitability for the approval of the banking operations upon the amount, subject, connection with the establishment, etc.

         When by statutory provisions, a banking operation is to be approved by the Board, its approval cannot be delegated.

16. Examine, when it deems it convenient, in person or through one or several delegates thereof, the books, documents, assets, offices and branch offices of the Bank.

17. Grant authorization to the Bank Administrators, in the cases and subject to the statutory requirements, to alienate or acquire shares of the corporation when dealing with operations other than commercial reasons.

18. Authorize new operations and financial services, subject to the terms and requirements of the law.

19. Act as a consultant body for the President and the Bank and, generally, exercise all other functions conferred on it by these bylaws and the law.

20. To adopt the necessary measures with respect to the Bank's management, its conduct and the information it provides, by virtue of the approval of the Good Governance Code, which contains all requirements of the current applicable laws and regulations and assure effective fulfillment therewith.

21. To promote respect and fair treatment of all shareholders and other securities investors, in accordance with the parameters established by the regulatory control agencies of the public stock market and the internal regulations of the Bank.

22. To designate the members of the Bank's Audit Committee, which shall support the Board in supervising the effectiveness of the internal control system.

         Likewise, to present the reports required in accordance with the current applicable laws and regulations.

23. To approve the Bank's Conduct Code, which will regulate, among other aspects, mechanisms to prevent conflicts of interests and the use of privileged information.

24. To regulate the process that allows investors to contract at their cost and under their responsibility the performance of specialized audits of the company, with respect to certain specifically defined matters.

25. To define investor information programs, the mechanisms for appropriate attention to investor interests and the system of consideration of claims by investors with respect to compliance with provisions of the Good Governance Code.

ARTICLE 65. DELEGATION

The Board of Directors may delegate to the President, when it deems it practical, for special cases or for limited time, any or some of the functions listed in the foregoing article, provided they may be delegated.

ARTICLE 66. PROVISION OF VACANCIES

In the event of a definitive vacancy of a Director, the Board of Directors may call to a General Stockholders' Meeting to fill the vacancy, either by partial and unanimous voting or through a new election of the whole board, by the electoral quotient system as provided for in these bylaws.

CHAPTER X - PRESIDENCY

ARTICLE 67. PRESIDENT OF THE BANK - CAPACITY

The Government and direct management of the Bank shall be in the charge of the President who is appointed and removed by the Board of Directors at its own discretion.

ARTICLE 68. REPLACEMENT OF THE PRESIDENT

In his interim or accidental absences, the President may be replaced by his alternate, if the Board of Directors appoints one. In the absence of an alternate, by the person so appointed by the Board.

In the event of absolute absence, that is, because of death, accepted resignation or removal, the Board of Directors shall appoint a new President. Until such appointment is made, the Presidency of the Bank shall be exercised as provided in the preceding paragraph.

ARTICLE 69. HIERARCHICAL SUPERIORITY OF THE PRESIDENT

All the employees of the Bank, except the Auditor and his personnel shall be under the authority of the President in the performance of their duties.

ARTICLE 70. LEGAL REPRESENTATION

The Bank shall be represented, in court or extrajudicially, by the President, the Vice Presidents and the Directors of the Bank's Legal Department, who shall be able to act jointly or separately. The Bank's Legal Representatives have authority to enter into or execute, without limitations other than those set forth in these by-laws with respect to operations that need previous authorization by the Board of Directors of the General Shareholders Assembly, all acts or contracts within the company objective or of a simply preparatory, accessory or complimentary character for the achievement of the Bank's purpose, and those directly related to its existence and operation. The legal representatives are vested with special powers to settle, arbitrate, and conduct the company business, enter into agreements, contracts and settlements; to promote and assist judicial, administrative or contentious administrative actions in which the Bank holds an interest or has to intervene, and present all recourses available under the law; waive the actions or recourses that are presented; to make novations for liabilities or credits; to give or receive goods in payment; to appoint attorneys in fact for court or extrajudicial proceedings; to delegate powers to them, revoke mandates and substitutions and execute the other acts that assure the fulfillment of the Bank's purpose.

In the case of absolute or temporary absence of the President or Vice Presidents, the members of the Bank's Board of Directors shall have legal representation rights in the order of their designation.

PARAGRAPH 1:

Within the area of their responsibilities, the Regional and Zone Managers shall hold legal representation rights of the Bank. In addition, the Managers of the branch offices as to the businesses of their own offices, in conformity with
Article 80 of the company by-laws.

PARAGRAPH 2:

The Directors of the Legal Counsel and Proceedings Units of BANCOLOMBIA will also have the legal representation rights of the Bank in all legal matters that should be effected and specially in tose that take place before administrative and judicial authorities.

ARTICLE 71. DUTIES OF THE PRESIDENT

The following are the duties of the President, which he will exercise directly or through his delegates:

1. Execute the decrees and resolutions of the General Stockholders' Meeting and of the Board of Directors.

2. Create the positions, offices or employees that he may consider necessary for the best operations of the Bank; assign their functions, abolish or merger them.

3. Appoint, remove and accept the resignations of the Bank employees, assign their salaries and emoluments, subject to No. 3 of Article 64, with the exception of those whose appointment and removal shall be made by the General Stockholders' Meeting, the Board of Directors or the Auditor.

4. Make decisions about the absences, excuses and leaves of absence of the Bank employees.

5. Order all actions concerning the acknowledgement and cancellations of benefit payments, subject to the provisions of the law and the Board of Directors.

6. Adopt the decisions related to the journalizing of depreciations, establishment of appropriations or reserves and other charges or entries to provide for depreciation, devaluation and guarantee of the Corporation's equity; method for valuation of inventories and other standards for the preparation and presentation of the inventory, the balance sheet and the profit and lose statement, subject to the laws, with the established accounting practices and the provisions of the Board of Directors.

7. See to it that the collection and investment of the Bank funds and all the securities belonging to the Bank and received under custody or deposit be kept with due safety.

8.       Direct the placement of shares and bonds issued by the Bank.

9. Call the General Stockholders' Meeting and the Board of Directors to extraordinary meetings.

10. To present in the ordinary meeting of the General Assembly a written report regarding the managing of the company, including the measures whose adoption he recomends to the Assembly, and to present to it, jointly with the Board of Directors, the general balance sheet, the complete detail of the statement of results and the other annexes and documents required by law. The Financial Statements shall be certified in accordance with the law. This report shall contain, among others, a description of the risks inherent to activities related to the Bank, and other material aspects relating to the banking operation, in accordance with current applicable laws and regulations.

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11.      Represent the Bank to the companies, corporations or communities in which it has an interest.

12.      Visit the branch offices of the Bank when he considers it convenient.

13. Perform the functions that by virtue of delegation of the General Stockholders' Meeting or the Board of Directors are conferred on him.

14.      Order the Internal General Rules of the Bank, its Branch Offices and
         Agencies.

15. Delegate any or some of his duties on the committees or officers that he considers convenient and for concrete cases ; provided that these functions are not explicitly reserved to him, or those whose delegation is forbidden by the Law.

16. El Presidente podra presentar proposiciones a la Asamblea General de Accionistas en todos aquellos aspectos que considere necesarios para la buena marcha de la institucion.

17. Las demas que le corresponden de acuerdo con la ley, los estatutos o por la naturaleza del cargo.

CHAPTER XI THE GENERAL SECRETARY

ARTICLE 72. APPOINTMENT

The Bank shall have a Secretary appointed by the Board of Directors, at its discretion, who shall also act as Secretary of the General Stockholders' Meeting, the Board of Directors and the Presidency.

ARTICLE 73. FUNCTIONS OF THE SECRETARY

The Secretary shall:

1. Coordinate the organization of the meeting of the General Stockholders' Meeting and the Board of Directors.

2. Attend the meetings of the General Stockholders' Meeting and the Board of Directors.

3. Maintain, subject to the law, the minutes record of the General Stockholders' Meeting and the Board of Directors, and authorize with his signature any copies issued thereof.

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4.       Deal with the issuance of share certificates, register of minutes and documents on the stockholders' record and countersign the shares and bond certificates.

5.       Transmit the notice to the meetings of the Board of Directors.

6. Any others of special character conferred on him by the General Stockholders' Meeting, the Board of Directors, and the Presidency.

CHAPTER XII THE FISCAL EXAMINER

ARTICLE 74. APPOINTMENT AND ASSUMPTION OF OFFICE

The Fiscal Examiner and his Substitute, shall be designated by the General Assembly of Shareholders for periods of two (2) years, but can be reelected indefinitely and removed by the Assembly at any time. The Substitute shall replace the principal in all the cases of absolute or temporary absence.

The election of Fiscal Examiner shall be carried out by way of an objective and public evaluation and with total transparency.

Once elected, the Fiscal Examiner and his substitute shall assume office, upon authorization from the Banking Superintendency.

ARTICLE 75. QUALIFICATION

The Auditor and his Alternate shall be registered public accountants. Should a legal person be appointed as Auditor, this one shall appoint a registered accountant to audit the Bank accounts.

ARTICLE 76. INHABILITIES

Anybody who is a partner of the same corporation or of its affiliates, one holding any other position at the Bank, and he who is bound by marriage or kinship within the fourth degree of consanguinity, first civil or second of affinity, that is, copartner of the administrators and management officials, cashiers, treasures, Auditor and accountant of the Bank may not occupy the position of Auditor.

ARTICLE 77. INCOMPATIBILITIES

The Auditor shall not hold any other position neither at the Bank nor at its affiliates, and he is also forbidden to enter into contracts with the corporation or acquire shares thereof.

ARTICLE 78. FUNCTIONS

The Fiscal Examiner shall carry out the functions provided in the Second Book, Title I, Chapter VIII, of the Commerce Code, and is subject to the provisions therein,

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without harm to other provisions of other laws and regulations and the General
Shareholders Assembly while it is compatible with the Examiner's legal obligations.

Paragraph: Revelation of findings: The Fiscal Examiner, in his report to the Shareholders Assembly, shall include, in addition to what is required by law, the relevant findings he produces, so that the shareholders and other investors may rely on the necessary information to make decisions regarding the corresponding securities.

ARTICLE 79. REMUNERATION

The Auditor's remuneration shall be fixed by the General Stockholders' Meeting.

The General Stockholders' Meeting where the Auditor is appointed shall include information related to the appropriations foreseen for the supply of human and technical resources, allocated to the performance of his functions.

CHAPTER XIII BRANCH OFFICES AND AGENCIES

ARTICLE 80. OPERATION

The Board of Directors shall arrange for the creation of the branch offices and agencies it considers convenient or necessary subject to the legal and statutory regulations. The branch offices shall be administered by a manager and the agencies, by a Director, or any other title given by the Board. The Managers of the Branch Offices shall have the legal representation of the Bank in all the business done in relation to such offices.

ARTICLE 81. COORDINATION

The Board of Directors may ascribe several branch offices and agencies in the same or several municipalities to an administrative unit under the denomination indicated by the Board, in the charge of the immediate direction of an employee whose functions and title shall also be determined by the Board of Director.

CHAPTER XIV BALANCES, PROFITS, RESERVE AND DIVIDENDS

ARTICLE 82. TRIAL BALANCE

On the last day of each month, a detailed balance of the Bank operations shall be made, which shall be sent to the Superintendencia Bancaria (Superintendency of Banking).

ARTICLE 83. GENERAL BALANCE SHEET

The company fiscal year shall be the calendar year. As of the thirty-first (31) of December, the company shall prepare a General Balance Sheet, an income statement corresponding to the fiscal year ending on such date, and an inventory detailing all assets and liabilities of the company, in accordance with all legal requirements and established accounting regulations, which shall be submitted for consideration to the General Shareholders Meeting, together with the reports, projections and other documents required by law.

The company shall state the economic result of the company as a profit or loss per each issued share. This does not preclude that such results be, in addition, expressed in the aggregate, if so accepted by the Shareholders Meeting.

Original copies of the General Balance Sheet, together with the documents and corresponding attachments, will be sent to the Superintendency of Banking in the manner established by the legal provisions and in accordance with the instructions of the Superintendency.

The General Balance Sheet shall be published in the manner provided by applicable rules.

PARAGRAPH: The Bank shall also present and make available, as applicable and in the manner and periodicity required by law, the consolidated financial statements with its subsidiaries, stating the financial condition, the results of operation, changes in the capital and the cash flows between the Bank and its subsidiaries.

ARTICLE 84. LEGAL RESERVE

The Bank has established a legal reserve. Such reserve shall amount at least to fifty per cent (50%) of the subscribed capital. To this end, ten per cent (10%) of the net profits of each fiscal year shall be taken. Once such limit has been reached, a lower percentage may be allocated to such reserve, or no amount shall be assigned, but if due to any circumstance, such reserve becomes lower than fifty per cent (50%) of the issued stock, it will be necessary to reach the limit aforementioned, in the manner indicated before.

It is convenient to decrease the reserve under the minimum limit when its object is to pay for losses in undistributed excess profits.

The reserve may not be applied to the payment of dividends, nor to cover expenses of losses during the time that the Company has undistributed profits.

ARTICLE 85. DISTRIBUTION OF PROFITS

Once the Balance Sheet has been approved, the appropriation for the payment of taxes of the corresponding taxable year has been made, and the transfers to the legal reserve for the amount required in Article 84 have been preformed, the General Stockholders' Meeting shall proceed to decree the distribution of the net profits, providing for reserves and dividends.

The distribution of profits shall be made pro rata to the portion of the nominal value of the shares already paid.

The amount of the profits to be distributed may not be less than the minimum percentage that shall be distributed among shareholders, according to the laws, except when the General Stockholders' Meeting determines otherwise, with the majority established by the same laws, and provided that the undistributed benefits are assigned to the legal reserve, or to the statutory and voluntary reserves, prior fulfillment of the provisions contained in the law and in these bylaws.

PARAGRAPH:

The General Stockholders' Meeting may allocate a portion of the profits to welfare, education or civic services, or to support economic organizations of the Bank employees.

ARTICLE 86. SHARES WITH PREFERRED DIVIDEND AND WITHOUT RIGHT TO VOTING

Shares with preferred dividend, and without right to voting, are entitled to payment, on the profits of the fiscal year, after canceling the losses affecting the capital, once the amount that shall be legally set apart for the legal reserve has been deducted, and before creating or accruing any other reserve, of a minimum preferred dividend equal one per cent (1%) yearly on the subscription price of the share, provided this dividend is higher than the dividend assigned to ordinary shares, otherwise, the latter shall be recognized. The dividend received by holders of ordinary shares may not be higher than the dividend assigned to preferred shares. Payment of preferred dividend shall be made on the time and manner established by the competent corporate body and with the priority indicated by the law.

ARTICLE 87. DIVIDEND PERIODS

The dividend periods may be different from the periods of the general balance sheet. It is incumbent upon the General Meeting to determine such dividend periods, the effective date of such, the system and place for its payment.

ARTICLE 88. CLAIM OF DIVIDENDS

The Company shall not recognize interest on dividends that are not claimed on due time and they shall remain in the charge of the Bank at the disposal of their owners.

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Dividends not claimed within ten (10) years after they are caused are not withdrawable and shall be transferred to the reserve.

ARTICLE 89. DIVIDENDS STOCK

Subject to the decision of the General Stockholders' Meeting, the dividend may be payable is stock. This decision shall be compulsory to the stockholder's provided it has been approved with the vote of eighty per cent (80%) of the shares represented at the General Stockholders' Meeting. In the absence of this majority, the stockholder is free either to receive the stock dividend or to demand payment in cash.

ARTICLE 90. ABSORPTION OF CORPORATE LOSSES

Losses are cancelled with the reserves especially assigned to this purpose, with the undivided profits, with the Reserve Fund and, lastly, with the profits of the subsequent fiscal years.

The reserves whose end is the absorption of specific losses may not be used to cover different losses, unless otherwise provided by the Stockholder's Meeting.

Before losses from previous fiscal years affecting the capital are cancelled, profits may not be distributed; the losses affect the capital when as a consequence of them, the net capital decreases below the subscribed capital.

CHAPTER XV DISSOLUTION AND LIQUIDATION

ARTICLE 91. DISSOLUTION

The corporation shall be dissolved:

1. Due to the expiration of its term, unless it is validly extended before its maturity.

2. When losses decrease the net equity below fifty per cent (50%) of the issued stock.

3.       When 95% or more of the issued stock belong to a single stockholder.

4. By reduction of the number of stockholders below the number required by the law for its establishment and operation.

5.       By decision of competent authority in the cases provided by the laws.

6.       By decision of the General Stockholders' Meeting.

7. Because of the impossibility for the corporation to develop the corporate purpose, the termination of it or the extinction of the thing or things object of its exploitation.

8.       By any other cause set forth in the laws.

If legally possible, the corporation may avoid that the occurrence of a cause of dissolution may have irreversible effect, if it promptly adopts the measures and remedies provided or permitted by the law and if it carries out the formalities demanded by the situation.

ARTICLE 92. NOTICE OF DISSOLUTION

In the event of the irreversible dissolution of the Bank, whatever its cause, notice of its dissolution shall be published in several daily newspapers of wide national circulation, at least for three (3) consecutive days.

ARTICLE 93. LIQUIDATION

Once the corporation is dissolved, its liquidation shall be performed therewith. It shall not, therefore, initiate new operations in the development of its object and shall maintain its legal capacity only for the acts necessary for the immediate liquidation.

The name of the Bank, once dissolved, shall always be accompanied with the legend, "under liquidation".

ARTICLE 94. APPOINTMENT OF THE LIQUIDATOR

The Liquidation and division of the capital shall be performed subject to the legal provision, by a special liquidator appointed by the General Stockholders' Meeting, without prejudice to the fact that the General Meeting may appoint several liquidators and determine, in such event, if they shall act jointly or separately. The General Stockholders' Meeting shall appoint an alternate to each liquidator. Until the appointment of the liquidator and his alternate are made and registered at the Chamber of Commerce of the Corporate domicile, the President of the Bank, at the moment it starts its liquidation, shall act as liquidator and the principal members of the Board of Directors shall act as his alternates in the order of precedence.

ARTICLE 95. RULES TO BE FOLLOWED IN THE LIQUIDATION

The liquidation of the Company and the division of its capital shall be carried out subject to the commerce code, to the special provisions concerning the liquidation of financial institutions, to the applicable standards of the Civil Code, and observing the following rules:

1. The General Stockholders' Meeting shall be called and it shall meet on the dates, manner and terms prescribed for the regular meetings, and special meetings whenever it is called by the liquidator, the Auditor, the Superintendencia Bancaria (Superintendency of Banking), or when requested by a plural number of shareholders representing not less than twenty per cent (20%) of the issued stock. Such meetings shall accomplish all the functions compatible with the liquidation status and, especially, they shall appoint, change and remove, at their option, the liquidator or liquidators and their alternates, require accounts from them, determine the property that shall be distributed in kind, and establish priorities for the sale of assets, manners and terms for such sale, agree with the liquidators the fees for their services and adopt all the necessary provisions according to the law.

2. The General Stockholders' Meeting may determine which property shall be distributed in kind, fix the value of such property or the manner of determining it, establish the manner of its assignment and authorize the liquidator to carry out the corresponding distribution, subject to the requirements of the law.

         The meeting shall have the power to authorize the assignment of in "proindiviso" assets by groups of shareholders, make arrangements for the sale of assets through private treaty among the shareholders or with the participation of external bidders, and arrange for the use of other approaches deemed proper.

3. Absolute majority of the votes present, shall be sufficient for the approval of the periodic accounts submitted by the liquidator, or of the occasional accounts he may be required to give as well as to authorize the assignment of property in kind, payments in kind, to carry out the transactions necessary or convenient to facilitate or conclude the liquidation, for the approval of the final account of the liquidation and the minute of the distribution.

ARTICLE 96. DUTIES OF THE LIQUIDATOR

The liquidator or liquidators shall exercise their functions subject to the following standards:

1. They shall inform all creditors, in the manner required by the law, about the condition of liquidation of the Bank.

2. They shall make the inventory of assets and liabilities and submit it to the approval of the Superintendencia Bancaria (Superintendency of Banking), in compliance with the pertinent legal provisions.

3. They shall also conclude any pending operations, require that previous administrators render account of the management of the Company's business, collect the "active" credits of the corporation, alienate the corporate property, subject to the rules approved by the meeting, maintain and custody the books and the correspondence, render accounts or present statements of liquidation and, in general, do any thing deemed necessary for the extinction of the Bank.

4. The liquidator or liquidators shall cancel all the external liabilities before distributing the balance to the stockholders.

5. The balance of the assets shall be distributed among the stockholders, pro rata of the shares owned by each one.

6. The minute of distribution, once approved by the meeting, shall be legalized at a notary of the corporate domicile, together with the inventory procedures and the judicial action, in its case.

7. Once the final account of the liquidation has been approved by the General Stockholders' Meeting, each shareholder will be given his part in the manner determined by the law.

8. Once the liquidation has been duly concluded, its final approval shall be requested from the Superintendencia Bancaria (Superintendency of Banking).

ARTICLE 97. ADMINISTRATIVE LIQUIDATION

When the Superintendente Bancario (Superintendent of Banking) has the assets, property and business of the corporation under his possession, for its liquidation, the relevant legal provisions shall be applied.